Exhibit 10.1
SIXTH AMENDMENT TO CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, effective as of March 31, 2009 (this “Amendment”), is among KEITHLEY INSTRUMENTS, INC., an Ohio corporation (the “Company”), Subsidiary Borrowers (referred to below and collectively with the Company, the “Borrowers”), the banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., a national banking association, successor by merger with Bank One, NA, (Main Office Columbus), as Agent for the Lenders (in such capacity the “Agent”).
RECITALS
A. The Company, certain Subsidiary Borrowers party thereto, the Lender party thereto and Agent are parties to a Credit Agreement, dated as of March 30, 2001 (the “Original Credit Agreement”), as amended by a First Amendment to Credit Agreement dated as of August 1, 2002, as amended by a Second Amendment to Credit Agreement dated as of March 28, 2003, as amended by a Third Amendment to Credit Agreement dated as of March 30, 2004, as amended by a Fourth Amendment to Credit Agreement dated as of March 30, 2005, as amended by a Fifth Amendment to Credit Agreement dated as of September 27, 2006, and a letter agreement dated March 27, 2008 (as now and hereafter amended, the “Credit Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.
B. The Borrowers desire to amend the Credit Agreement and the Agent and the Lender are willing to do so strictly in accordance with the terms hereof.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1.
AMENDMENTS
Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:
1.1 The definition of “Alternate Base Rate” shall be deleted from Article I, Definitions.

1.2 The following definitions shall be added to Article I, Definitions and shall provide as follows:
“Adjusted One Month LIBOR Rate” means, with respect to a Floating Rate Advance for any day, the sum of (i) 2.5% per annum plus (ii) the quotient of (a) the interest rate determined by the Agent by reference to the Page to be the rate at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day for dollar deposits with a maturity equal to one (1) month, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.
“Pledged Account” shall mean Account No. 2330521937 held by JPMorgan Chase Bank, N.A. as collateral for the Guaranteed Obligations.
“Pledge Agreement” shall mean that certain Pledge, Assignment and Security Agreement between the Company and the Agent, dated as of the date hereof.
“USA Patriot Act” shall mean the USA Patriot Act, as amended (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
1.3 The definitions of “Eurocurrency Reference Rate,” “Floating Rate,” and “Reserve Requirement” shall be deleted in their entirety and the following shall be substituted in lieu thereof:
“Eurocurrency Reference Rate” means with respect to any Eurocurrency Advance for any Interest Period, the interest rate determined by the Agent by reference to Reuters Screen LIBOR01, formerly known as Page 3750 of the Moneyline Telerate Service (together with any successor or substitute, the “Service”) or any successor or substitute page of the Service providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market (the “Page”), to be the rate at approximately 11:00 a.m. London time, two Business Days prior to the commencement of the Interest Period (and 11:00 a.m. (London time) on the first day of the Interest Period in the case of any Eurocurrency Borrowing denominated in Pounds Sterling) for dollar deposits with a maturity equal to such Interest Period. If no Eurocurrency Rate is available to the Agent, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which the Agent offers to place U.S. dollar deposits having a maturity equal to such Interest Period with first-class banks in the London interbank market at approximately 11:00 a.m.(London time) two Business Days prior to the first day of such Interest Period.
“Floating Rate” means the Prime Rate; provided that the Floating Rate shall, on any day, not be less than the Adjusted One Month LIBOR Rate. The Floating Rate is a variable rate and any change in the Floating Rate due to any change in the Prime Rate or the Adjusted One Month LIBOR Rate is effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.
“Reserve Requirement” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

1.4 The first sentence of Section 2.1 shall be deleted in its entirety and the following shall be substituted in lieu thereof:
From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to each Borrower in Agreed Currencies from time to time and (ii) participate in Facility LCs issued upon the request of each Borrower, provided that (i) all Floating Rate Loans shall be made in dollars, (ii) after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender’s Outstanding Credit Exposure shall not exceed its Commitment and the Aggregate Outstanding Credit Exposure will not exceed the balance of funds held in the Pledged Account, and (iii) the aggregate amount of the Aggregate Outstanding Credit Exposure of Subsidiary Borrowers shall not exceed the Dollar Amount of $5,000.000.00.
1.5 Section 2.5 shall be amended by deleting the reference in line three therein to “one-eighth of one percent” and inserting “one-quarter of one percent” in place thereof.
1.6 The reference to “Alternative Base Rate” in Sections 2.11 and 2.18 shall be changed to “Prime Rate or the Adjusted One Month LIBOR Rate.”
1.7 Section 2.27 shall be added to Article II, The Credits and shall provide as follows:
2.27 Pledged Account. To secure the payment of the Guaranteed Obligations, the Company shall execute and deliver to the Lenders and the Agent, the Pledge Agreement. At no time shall the Aggregate Outstanding Credit Exposure exceed the funds held in the Pledged Account. If the Aggregate Outstanding Credit Exposure exceeds the funds held in the Pledged Account, the Company, within 3 days of written notice from Lender, shall deposit funds in the Pledged Account to cause the balance in the Pledged Account to be equivalent to the Aggregate Outstanding Credit Exposure.
1.8 The following sentence shall be added after the first sentence in Section 3.3:
If the Agent determines on any day that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted One Month LIBOR Rate are not being provided for purposes of determining the interest rate on any Floating Rate Advance on any day, then each Floating Rate Advance shall bear interest at the Prime Rate plus the Applicable Margin for Floating Rate advances until the Bank determines that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted One Month LIBOR Rate are being provided.
1.9 Sections 4.2 and 6.1(iii) are hereby amended to no longer require the submission of a compliance certificate.
2.0 Section 6.16 (Financial Covenants) is hereby deleted in its entirety.

2.1 Section 9.14 shall be added to Article IX, General Provisions and shall provide as follows:
9.14. USA PATRIOT ACT; European “Know Your Customer” Checks.
9.14.1. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(“USA Patriot Act”), as amended, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA Patriot Act.
9.14.2. If (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of a Borrower after the date of this Agreement; or (c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of clause (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in clause (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement and the other Loan Documents. Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement and the other Loan Documents.
2.2 Schedule 1.1 to the Credit Agreement shall be amended to add the Subsidiaries referenced below:

Keithley Instruments Sdn Bhd	Organized under the laws of Malaysia	100% Wholly-Owned Subsidiary

Keithley (Beijing)	Organized under the laws of China	100% Wholly-Owned Subsidiary
Measurement Instruments Co., Ltd.
2.3 J.P. Morgan Europe Limited is hereby added as a Lender to the Credit Agreement.
2.4 The Commitment set forth opposite the Agent’s name on the signature page to the Original Credit Agreement is deleted. The aggregate Commitment for the Agent and J.P. Morgan Europe Limited is $5,000,000.00.

ARTICLE 2.
REPRESENTATIONS
Each Borrower represents and warrants to the Agent and the Lender that:
2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.
2.2 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.
2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Credit Agreement are true on and as of March 31, 2009 with the same force and effect as if made on and as of March 31, 2009.
2.4 No Default or Unmatured Default exists or has occurred and is continuing on the date hereof.
2.5 The terms and conditions of all prior amendments, including side letters to the Credit Agreement are in full force and effect and adopted by each Borrower.
ARTICLE 3.
CONDITIONS OF EFFECTIVENESS
This Amendment shall not become effective until each of the following has been satisfied:
3.1 This Amendment shall be signed by each Borrower, the Agent and the Lender.
ARTICLE 4.
MISCELLANEOUS
4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.
4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.
4.3 Each Borrower acknowledges and agrees that the Agent and the Lender have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent and the Lender are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns.

4.4 Except as expressly amended hereby, each Borrower agrees that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of March 31, 2009.

KEITHLEY INSTRUMENTS, INC.
By:	/s/ Mark J. Plush
Its: Vice President and Chief Financial Officer

KEITHLEY INSTRUMENTS GmbH
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS SARL
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS LTD.
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS SRL
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS BV
By:	/s/ Mark J. Plush
Its: Director

KEITHLEY INSTRUMENTS SA
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS KK
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS INTERNATIONAL CORP.
By:	/s/ Mark J. Plush
Its: Director / Secretary Treasurer

KEITHLEY INVESTMENTS SDN BHD
By:	/s/ Mark J. Plush
Its: Director
KEITHLEY (BEIJING) MEASUREMENT INSTRUMENTS CO., LTD
By:	/s/ Mark J. Plush
Its: Director

JPMORGAN CHASE BANK, N.A., successor by merger with Bank One, NA (Main Office Columbus), as Agent, LC Issuer and Lender
By:	/s/ Maribeth Echan
Its: Underwriter II

J.P. MORGAN EUROPE LIMITED
By:	/s/ Mark Herridge
Its: Vice President

By:	/s/ Henry Lane
Its: Assistant Vice President